February 3, 1999

                        SHARE EXCHANGE AGREEMENT
                        ------------------------

     THIS AGREEMENT is made as of the 3rd day of February, 1999, by and among Clariti Telecommunications International, Ltd., a Delaware (U.S.) corporation formerly known as Sigma Alpha Group, Ltd. ("Clariti"); Chadwell Hall Holdings, Limited, a corporation formed under the laws of the British Virgin Islands ("CHH"); and MediaTel Global Communications Limited, a corporation formed under the laws of the United Kingdom ("MediaTel").

     BACKGROUND
     ----------
     A. Clariti wishes to acquire one hundred percent (100%) of the issued and outstanding stock of MediaTel.

     B. CHH owns and is authorized to transfer to Clariti one hundred percent (100%) of the issued and outstanding stock of Mediatel (the "MediaTel Shares").

     NOW THEREFORE, in consideration of the premises and of the respective covenants, representations and warranties contained herein, intending to be legally bound, the parties hereby agree as follows:

     1. EXCHANGE.
        --------
          1.1 Transfer of MediaTel Shares.
              ---------------------------
               1.1.1 MediaTel Shares.
                     ---------------
At the Closing, CHH shall sell, transfer, assign, convey and deliver to Clariti all right, title and interest in or to the Mediatel Shares, which shall be free and clear of any and all liens, claims, charges, pledges, security interests, warrants, puts, calls, trusts (voting or otherwise) or rights of any kind granting any interest in or right to purchase any of such shares or other encumbrances of any nature whatsoever ("Liens"). At the Closing, CHH shall deliver to Clariti stock certificates representing the Mediatel Shares, each certificate to be duly endorsed in blank or with stock powers annexed thereto duly endorsed in blank, in proper form for transfer of the Mediatel Shares to Clariti upon delivery.

               1.1.2 Shares of Mediatel Subsidiaries.
                     -------------------------------
Mediatel owns one hundred percent (100%) of the ownership interests of the corporations listed on Schedule 1.1.2 hereto (the "Mediatel Wholly Owned Subsidiaries"). At the Closing, CHH shall deliver to Clariti stock certificates evidencing the ownership by Mediatel of one hundred percent (100%) of the issued and outstanding shares of each of the Mediatel Wholly Owned Subsidiaries (the "Mediatel Wholly Owned Subsidiaries Shares"), which shall be free and clear of any and all Liens.

               1.1.3 Mediatel Dispositions.
                     ---------------------
Prior to the Closing, Mediatel shall dispose (the "Disposition") of one hundred percent (100%) of its ownership of the subsidiary listed on Schedule 1.1.3 hereto (the "Mediatel Disposition Subsidiary"). The Mediatel Disposition Subsidiary shall be distributed to CHH without consideration.

          1.2 Consideration for Mediatel Shares.
              ---------------------------------
At the Closing and simultaneously with the transfer and assignment to Clariti of the Mediatel Shares, Clariti shall deliver to CHH the following consideration representing full and complete payment by Clariti to CHH for the Mediatel Shares (the "Mediatel Consideration").

               1.2.1 Clariti shall cancel and deliver to CHH that certain promissory note dated February 3, 1999 made payable by CHH to Clariti in the principal amount of Twenty-One Million U.S. Dollars (USD$21,000,000) [the "$21,000,000 Note"].

               1.2.2 Clariti shall cause to be issued to CHH Three Million Five Hundred and Fifty Five Thousand Five Hundred and Fifty Five (3,555,555) shares of Clariti's common stock $.001 par value (the "Clariti Common Stock Issued to CHH"), which shall be free and clear of any and all Liens. At the Closing, Clariti shall deliver to CHH stock certificates representing the Clariti Common Stock Issued to CHH.

               1.2.3 Clariti shall execute and deliver to CHH its unsecured convertible debenture in the principal amount of Five Million U.S. Dollars (USD$5,000,000), in the form attached as Exhibit "B" to this Agreement and incorporated herein (the "Convertible Debenture").

          1.3 Allocation of Mediatel Consideration.
              ------------------------------------
The parties acknowledge and agree that the aggregate consideration being paid by Clariti to CHH for the Mediatel Shares is Thirty-Four Million U.S. Dollars (USD$34,000,000) payable as provided for in Section 1.2 and allocable as follows:

               1.3.1 Twenty-One Million U.S. Dollars (USD$21,000,000) in the form of the canceled $21,000,000 Note.

               1.3.2 Eight Million U.S. Dollars (USD$8,000,000) in the form of the Clariti Common Stock Issued to CHH as provided for in Section 1.2.3. The parties acknowledge and agree that any fluctuation in the market value of the common stock of Clariti as reported on the OTC-Bulletin Board, or any successor exchange thereto, between the date hereof and the Closing Date shall not affect the number of shares of Clariti stock being issued to CHH hereunder (i.e., 3,555,555 shares).

               1.3.3	Five Million U.S. Dollars (USD$5,000,000) in the form
of the Convertible Debenture as provided for in Section 1.2.3.

          1.4 Closing.
              -------
The consummation of the transactions contemplated by this Agreement shall take place on March 15, 1999 or such other date as shall be mutually agreed upon by the parties in writing and shall take place at the offices of Clariti Telecommunications Internatinal, Ltd., located at 1341 North Delaware Avenue, Suite 408, Philadelphia, Pennsylvania 10125, at 10:00 A.M. or at such other place, date or time mutually agreed to by the parties (the "Closing" or the "Closing Date").

     2. COVENANTS OF CHH AND MEDIATEL.
        -----------------------------
CHH and Mediatel, severally, with respect to itself only, except for and as required by the Disposition, hereby agree to perform and comply with the following covenants:

          2.1 Conduct of Business Pending Closing.
              -----------------------------------
From and after the date hereof until the Closing Date, CHH and Mediatel shall cause each of Mediatel, each of the Mediatel Wholly Owned Subsidiaries and each of the Mediatel Disposition Subsidiary (hereinafter, Mediatel, the Mediatel Wholly Owned Subsidiaries and the Mediatel Disposition Subsidiary shall be collectively referred to as the "Companies") shall:

               2.1.1 Maintain its existence in good standing;

               2.1.2 Maintain the general character of its business and conduct its business in the ordinary and usual manner;

               2.1.3 Maintain business and accounting records consistent with such Company's past practices;

               2.1.4 Maintain its properties in accordance with past practice;

               2.1.5 Use commercially reasonable efforts to preserve its business intact and to preserve the goodwill of their customers and others having business relations with any of the Companies; and

               2.1.6 Immediately notify Clariti of any change or condition adversely impacting such covenants.

          2.2 Prohibited Actions Pending Closing.
              ----------------------------------
Unless otherwise provided for herein or approved by Clariti in writing, from the date hereof until the Closing Date, CHH and Mediatel shall cause each of the Companies not to take any of the following actions, except (i) in order to comply with the terms of any contract, agreement or instrument to which any of the Companies is a party or by which any of the Companies is bound, (ii) as required in order to comply with any law, rule, regulation, court order or judgment or (iii) as set forth and described in Schedule 2.2, which schedule shall be delivered to Clariti by no later than February 20, 1999 and which schedule shall, to the knowledge of Mediatel and CHH, disclose whether any of the Companies on or before Closing, shall:

               2.2.1 Amend or otherwise change its respective certificates or articles of incorporation, bylaws or other governing documents;

               2.2.2 Issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock, any bonds or any other of its securities;

               2.2.3 Declare, set aside, make or pay any dividend or other distribution to their shareholders, or redeem, purchase or otherwise acquire, directly or indirectly, any of their capital stock, or authorize or effect any split-up or any recapitalization or make any changes in its authorized or issued capital stock;

               2.2.4 Sell, transfer or otherwise dispose of or agree to sell, transfer or dispose of any of its assets, except assets sold, used or consumed in the ordinary course of business;

               2.2.5 Take any action prior to the Closing Date that would breach any of the representations and warranties contained in this Agreement; or

               2.2.6 Operate the business of any of the Companies in any way other than in the ordinary course of business.

On or before February 20, 1999, CHH and Mediatel shall provide to Clariti copies, true, correct and complete in all material respects, of each item referenced to in clause (i) or (ii) of this Section 2.2.

          2.3 Access.
              ------
From and after the date hereof until the Closing, CHH and Mediatel, jointly and severally, shall cause the respective shareholders, directors, officers, employees, consultants, independent certified public accountants, counsel and other agents and representatives of each of the Companies (the "Mediatel Representatives") to afford to three (3) representatives of Clariti, subject to each of such representatives of Clariti executing and delivering to Mediatel confidentiality agreements in the form attached as Exhibit "C" to this Agreement ("Confidentiality Agreements"): (i) free and full access at all reasonable times during ordinary business hours to all of each Companies' properties, customer lists, contracts, books, records and other property, including all computerized information and data bases and any tax returns, financial statements, budgets, projections, operating reports and related information, whether completed or otherwise and (ii) the right to: (a) consult with the Mediatel Representatives at all reasonable times during ordinary business hours, (b) to take a physical inventory of any of the Companies or to audit all or any part of the Companies' books and records, through an independent certified public accountant of Clariti or otherwise, (c) review and copy the work papers and other records of any independent certified public accountants of any of the Companies and such additional financial and operating data and other information as to the business and properties of any of the Companies as Clariti shall from time to time reasonably require for the purpose of evaluating the Companies and the transactions contemplated in this Agreement; provided, however, that any such investigations shall not affect or otherwise diminish or obviate in any way any of the representations and warranties of CHH and Mediatel.

     3. REPRESENTATIONS AND WARRANTIES BY CHH AND MEDIATEL.
        --------------------------------------------------
CHH and Mediatel, hereby severally, with respect to itself only, represent and warrant to Clariti that the statements contained in this Section 3 are true, correct and complete in all material respects as of the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing, except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be arranged to correspond to the lettered and numbered sections contained in this Section 3. All schedules referenced in this Section 3 shall be delivered by CHH and/or Mediatel to Clariti by no later than February 20, 1999.

          3.1 Organization and Authorization.
              ------------------------------
CHH is a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Mediatel is a corporation, duly organized, validly existing and in good standing under the laws of the United Kingdom. Each of CHH and Mediatel is duly qualified and in good standing in every other jurisdiction where the failure to be so qualified would have a material adverse effect on its business. Each of CHH and Mediatel has all requisite corporate power and authority and, except as set forth in Schedule
3.1 hereto, all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for such licenses and permits the failure to have which would not have a material adverse effect on the business and operations of CHH, Mediatel and their affiliates, taken as a whole. The execution and delivery of this Agreement, and the actions contemplated hereby have been duly authorized by all necessary corporate action by the Board of Directors of CHH and Mediatel and their respective shareholders, which are the only corporate approvals required by CHH and Mediatel, such Board of Directors' approval having been lawfully and validly obtained. CHH and Mediatel have and will have at the Closing the full right, power and capacity (a) to execute, deliver and perform this Agreement and (b) to perform all other transactions contemplated to be performed by each of them hereunder. This Agreement is a valid and binding obligation of CHH and Mediatel.

          3.2 Capitalization.
              --------------
The total authorized capital stock of Mediatel consists of one thousand (1,000) shares of common stock one pound par value of which, the Mediatel Shares have been validly issued and are outstanding and are fully paid and nonassessable. All of the Mediatel Shares were issued in compliance with all applicable federal, state and foreign securities laws and regulations, have been duly and validly authorized and issued and are fully paid and nonassessable, free of preemptive rights, and to CHH's and Mediatel's knowledge, with no liability attaching to the ownership thereof. None of the Mediatel Shares have been issued in violation of any stockholder's preemptive rights.

          3.3 Options.
              -------
Except as set forth on Schedule 3.3 hereto, there are no existing agreements, subscriptions, options, warrants, puts, calls, commitments, pledges, assignments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Mediatel or from CHH, at any time, or upon the happening of any stated event, any securities of CHH or Mediatel, whether or not presently issued or outstanding, nor are there any outstanding securities of CHH or Mediatel of any type which are convertible into or exchangeable for shares or other securities of CHH or Mediatel, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Mediatel, or from CHH, any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting or transferability of any shares or securities of Mediatel or of CHH.

          3.4 Freedom to Contract.
              -------------------
The execution and delivery of this Agreement by CHH and Mediatel does not and the performance by them of their obligations hereunder will not: (a) violate or conflict with any provision of the Certificates or Articles of Incorporation or Bylaws of CHH or Mediatel, or any amendments thereto or restatements thereof,
(b) to the knowledge of CHH and Mediatel, violate any of the terms, conditions or provisions of any law or order of any court or governmental authority or (c) to the knowledge of CHH and Mediatel, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, instrument or obligation, oral or written, to which CHH or Mediatel is a party (whether as an original party or as an assignee or successor) or by which any of them or any of their respective properties is bound.

          3.5 Charter and Organizational Documents.
              ------------------------------------
In connection with that certain Share Exchange Agreement dated November 5, 1998, the parties to which include CHH and Clariti (the "GlobalFirst Agreement"), CHH has previously delivered to Clariti a copy of the certificate or articles of incorporation, by-laws and any other governing documents of CHH, of which Clariti hereby acknowledges receipt and which, CHH represents and warrants to Clariti, are true, correct and complete in all material respects. On or before February 20, 1999, CHH and Mediatel shall deliver to Clariti a copy that is true, correct and complete in all material respects of the certificate or articles of incorporation, by-laws and any other governing documents of Mediatel and each of the Mediatel Wholly Owned Subsidiaries, and any amendments thereto or restatements thereof. The corporate or other minute books of Mediatel and each Mediatel Wholly Owned Subsidiary, which shall be made available to Clariti at any time prior to Closing, accurately reflect in all material respects all corporate action required to be passed upon by the stockholders and boards of directors of Mediatel and each Mediatel Wholly Owned Subsidiary, respectively. The stock certificate books and stock transfer ledgers of Mediatel and each Mediatel Wholly Owned Subsidiary, which shall be made available to Clariti for inspection prior to the Closing, are true, correct and complete in all material respects. To the knowledge of Mediatel, all stock transfer taxes levied or payable with respect to all transfers of shares of Mediatel and each Mediatel Wholly Owned Subsidiary prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

          3.6 Mediatel Wholly Owned Subsidiaries.
              ----------------------------------
Mediatel owns one hundred percent (100%) of the ownership interests of the Mediatel Wholly Owned Subsidiaries. Schedule 3.6 also includes a general description of each Mediatel Wholly Owned Subsidiaries' current operations, its assets and liabilities and annual revenue and profit (loss) figures. Each Mediatel Wholly Owned Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Mediatel Wholly Owned Subsidiary is qualified to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of such Mediatel Wholly Owned Subsidiary. Each Mediatel Wholly Owned Subsidiary has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith where the failure to have such licenses or permits would have a material adverse effect on the businesses of such Mediatel Wholly Owned Subsidiary. Except for its ownership interests in each Mediatel Wholly Owned Subsidiary and except for such additional contract interests in other entities as are set forth in Schedule 3.6, Mediatel does not, directly or indirectly, have any ownership or other interest in, or control of, any corporation, partnership, joint venture, business association or other entity (whether as an original party or as an assignee or successor).

          3.7 Directors and Officers.
              ----------------------
Schedule 3.7 contains a true, correct and complete list of the directors and officers of CHH, Mediatel and each Mediatel Wholly Owned Subsidiary.

          3.8 Financial Statements.
              --------------------
CHH and Mediatel shall furnish to Clariti, on or before February 20, 1999, copies of the financial statements described in this Section below (the "Financial Statements"):

     A. To the extent available, audited consolidating balance sheets and statements of income, stockholders' equity and cash flows for Mediatel and each of the Mediatel Wholly Owned Subsidiaries, for the calendar years ended December 31, 1997 and 1996 prepared in accordance with generally accepted accounting principals applied on a consistent basis.

     B. Unaudited consolidated [and consolidating] balance sheets and statements of income, for the year-to-date periods ending on December 31, 1998 (the "Most Recent Financial Statements") and January 31, 1999, prepared from the Companies' respective books and records, but subject to normal year end adjustments and consolidating adjustments, and without footnotes.

The above-described financial statements fairly present the financial position of the Companies as of the date thereof and the results of operations of the Companies for the periods presented, subject to normal consolidating and year-end adjustments with respect to the results of operations. Except as set forth in any of the Most Recent Financial Statements or in Schedule 3.8.1 or for and as required by the Disposition, since December 31, 1998, there has been no: (a) material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Mediatel, or to the knowledge of Mediatel, any of the Companies, (b) material liability or obligation of any nature whatsoever (or the Mediatel's knowledge, any contingent liability or obligation) incurred by Mediatel, or to Mediatel's knowledge, any of the Companies, other than current liabilities or obligations incurred in the ordinary course of business, (c) material change in the accounting methods or practices followed by any of the Companies or (d) other event or condition of any character which has materially adversely affected Mediatel's, or to Mediatel's knowledge, any of the Companies' assets, business or prospects.

          3.9 Absence of Undisclosed Liabilities.
              ----------------------------------
Except as set forth in Schedule 3.9 hereto, or except for amounts stated or properly reserved for in the Most Recent Financial Statements or liabilities incurred after the date thereof in the ordinary course of business, to the knowledge of CHH and Mediatel, none of the Companies have any material liabilities, obligations or contingencies. From and after the Closing, none of CHH, Mediatel or any of the Companies shall have any liabilities, obligations, contingencies or other sums payable to or any accounts receivable, claims, demands or other sums due from any of CHH, Mediatel or any of the Companies.
On or before February 20, 1999, CHH and Mediatel shall provide to Clariti copies, true, correct and complete in all material respects, of all debt instruments, including, without limitation, any loan agreement or promissory note, security agreement, or other evidence of any indebtedness or lien in an original principal amount in excess of One Hundred Thousand Dollars ($100,000), to which Mediatel is a party, and shall cause each of the Companies to present to Clariti copies of such documents with respect to any indebtedness or lien in an original principal amount in excess of One Hundred Thousand Dollars ($100,000), to which such Company is a party.

          3.10 Title to Properties.
               -------------------
To the knowledge of CHH and Mediatel, each of the Companies has good and marketable title to all properties and assets (a) reflected on the Financial Statements or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Most Recent Financial Statements or for and as required by the Disposition,), subject only to: (a) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of the Companies with respect to inventory or work in progress under orders or contracts entered into by the Companies in the ordinary course of business, (c) liens reflected in the Financial Statements or notes thereto, or
(d) liens for taxes not yet delinquent.

          3.11 Other Contracts and Documents.
               -----------------------------
Except as disclosed in some other Schedule hereto, Schedule 3.11 lists all material written executory contracts in effect as of the date hereof, which exceeds One Hundred Thousand Dollars ($100,000) in value, to which Mediatel or any of the Companies is a party (whether as an original party or an assignee or successor). On or before February 20, 1999, Mediatel shall provide Clariti with copies of material written executory contracts to which any of the Companies is a party (whether as an original party or an assignee or successor) which: (a) was not made in the ordinary course of business; (b) as of the, date hereof exceeds or at any time prior to the date hereof exceeded Five Hundred Thousand Dollars ($500,000) in value; and/or (c) either (i) restricts any of the Companies or any of their respective employees from engaging in business or from competing in any line of business with any other parties or (ii) provides for a line of credit or guarantee, pledge of undertaking of the indebtedness of any other person or entity. Mediatel shall make available to representatives of Clariti, upon written request, for their review, subject to the provisions of Section 2.3, true and correct copies of all material agreements, documents and information of or relating to such Acquisitions. Except as set forth in
Schedule 3.11, there are no existing agreements, options, commitments or rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of any of the Companies, except for those contracts entered into by any of the Companies in the ordinary course of business.

          3.12 Absence of Default.
               ------------------
Except as set forth in Schedule 3.12 and except in such instances of non-compliance as would not have a material adverse effect on the business and operations of Mediatel and all of the Companies taken as a whole to the knowledge of CHH and Mediatel, the Companies have complied in all material respects with and performed all of their respective material obligations required to have been performed prior to the date hereof under all material contracts, agreements and leases to which any of them is a party (whether as an original party or as an assignee or successor) as of the date hereof, and are not in default in any material respect under any contract, agreement, lease, undertaking, commitment or other obligation; and to the knowledge of CHH and Mediatel, no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. CHH and Mediatel have no knowledge that any party has failed to comply with or perform any of its material obligations required to have been performed prior to the date hereof under any material contract, agreement or lease to which any of the Companies is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default by such party thereunder.

          3.13 Distributions, Satisfactions, Obligations.
               -----------------------------------------
Except as set forth in Schedule 3.13 hereto, since the date of the Most Recent Financial Statements or for and as required by the Disposition, to the knowledge of CHH and Mediatel, none of the Companies has:

               (a) Issued any other shares of its capital stock, bonds or any other of its securities;

               (b) Incurred any obligations or liabilities for money borrowed or any additional debt in an original principal amount greater than U.S. $100,000 other than trade debt, or assumed, guaranteed or otherwise become responsible for any obligation of any other party in a principal amount greater than U.S. $100,000, or agreed to so do;

               (c) Incurred any material obligations or liabilities in an amount in excess of U.S. $100,000, other than in the ordinary course of business;

               (d) Mortgaged or pledged or subjected to lien, charge or other encumbrance, any of its assets, tangible or intangible, except for capital leases, equipment leases, and liens securing debt in an amount less than U.S. $100,000, or in the ordinary course of business;

               (e) Declared, set aside or made or paid any dividend or other distribution to any its stockholders, partners or members; or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or ownership interest, or authorized or effected any split-up or any recapitalization or made any changes in its authorized or issued capital stock;

               (f) Sold, transferred or disposed of any of its assets for consideration in excess of U.S. $ 100,000 or having a book value in excess of U.S. $50,000, except assets used or consumed in the ordinary course of business and obsolete equipment and equipment which has been replaced in the ordinary course of business;

               (g) Suffered any material adverse change in its business, material damage to its assets, disruption of business or losses, whether covered by insurance or not, or waived any rights of substantial value; or

               (h) Operated its business in any way other than in the ordinary course.

          3.14 Litigation.
               ----------
Except as disclosed on Schedule 3.14, as the same may be updated, from time to time, by Mediatel or CHH prior to Closing, there are no material actions, suits, material labor disputes or arbitrations, legal or administrative proceedings pending against the Companies, and to the knowledge of CHH and Mediatel, no actions, suits, material labor disputes or arbitrations, legal or administrative proceedings or investigations have been threatened against the Companies or any of their respective assets, properties or businesses. Except as set forth on Schedule 3.14, neither the Companies, nor the assets, properties or business of any of them, is subject to any material judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal which has or will have a material adverse effect on the Companies taken as a whole, on a consolidated basis.

          3.15 Compliance with Laws.
               --------------------
To the knowledge of CHH and Mediatel, each of the Companies has complied with, and is not in violation of, any law, ordinance or governmental rule or regulation to which it or its business or its assets and properties (real, personal and intangibles) is subject, which in the event of any noncompliance, would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of such Company. To the knowledge of CHH and Mediatel, none of the Companies has received any claim or notice of any violation of any building, zoning, fire, health or employment laws, ordinances, rules or regulations relating to the properties, assets, premises, business or employees of the Companies which has not been fully remedied, which violation would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Companies.

          3.16 Tax Matters.
               -----------
To the knowledge of CHH and Mediatel, each of the Companies has filed all required federal, state, county, local, foreign and other tax returns and reports, paid all taxes shown to have been due on such returns and reports, including interest and penalties with respect thereto, and withheld all amounts required to have been withheld by the Companies from employees or workers for income taxes, social security and other payroll taxes. To the knowledge of CHH and Mediatel, except as set forth in Schedule 3.16, none of the Companies is a party to any pending action by any governmental authority for assessment or collection of taxes, or party to any dispute or, to CHH's and Mediatel's knowledge, threatened dispute in which an adverse determination would have a material adverse effect on the business, operations, properties, or financial condition of the Companies.

      4. REPRESENTATIONS AND WARRANTIES BY CHH.
         -------------------------------------
CHH represents and warrants to Clariti as follows:

          4.1 Title to Shares.
              ---------------
CHH presently owns, controls and is authorized to transfer one hundred percent (100%) of the outstanding shares of Mediatel. CHH is the lawful record and the beneficial owner of, and has good and marketable title to one hundred percent (100%) of the Mediatel Shares. CHH owns the Mediatel Shares free and clear of any and all Liens.

          4.2 Power and Capacity.
              ------------------
CHH has the full right, power and capacity to sell, transfer and deliver the Mediatel Shares owned by CHH to Clariti under and pursuant to the terms of this Agreement. Simultaneously upon delivery of and payment for the Mediatel Shares pursuant to this Agreement, CHH shall transfer to Clariti good and marketable record and beneficial title to the Mediatel Shares held by CHH, free and clear of any and all Liens.

          4.3 Restricted Shares.
              -----------------
               4.3.1 The Clariti Common Stock Issued to CHH received or to be received from Clariti pursuant to this Agreement are (a) being acquired for CHH's own account and not with the present view towards the distribution thereof without compliance with securities laws and (b) is subject to certain restrictions on transferability as provided under the Securities Act of 1933, as amended (the "Securities Act"). CHH agrees that it will not dispose of the Clariti Common Stock Issued to CHH except (1) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of Clariti's securities counsel, is exempt from registration under the Securities Act, or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

               4.3.2 The Clariti Common Stock Issued to CHH is being offered and sold under exemptions from the registration provisions of the Securities Act including, but not limited to Sections 3(b), 4(2) and 4(6) of the Securities Act and Regulation D promulgated thereunder; that CHH is purchasing the Clariti Common Stock Issued to CHH without being furnished any offering literature, a prospectus or offering memorandum; that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of securities laws of any state; that all information, documents, records and books pertaining to this investment and Clariti have been made available upon request to CHH and its respective representatives, including CHH's attorney, accountant and/or purchaser representatives.

               4.3.3 CHH has read and considered the SEC Reports (as hereinafter defined) and understands that investments in the Clariti Common Stock Issued to CHH are accompanied by a degree of risk, and there are substantial restrictions on the transferability of the Clariti Common Stock Issued to CHH.

               4.3.4 CHH is able to (a) bear the economic risk of this investment, (b) hold the Clariti Common Stock Issued to CHH indefinitely and
(c) presently afford a complete loss of this investment.

               4.3.5 CHH has adequate means of providing for current business needs and business contingencies and has no need for liquidity in this investment.

               4.3.6 CHH has such knowledge and expertise in financial and business matters and are capable of evaluating the merits and risk of investment in the Clariti Common Stock Issued to CHH and of making an informed investment decision. CHH confirms that in making the decision to purchase the Clariti Common Stock Issued to CHH, it has relied solely upon CHH's independent investigations by CHH and/or its respective representatives, including its respective own professional tax, legal and other advisors and that CHH and such representatives and advisors have been given the opportunity to ask questions of and to receive answers from, persons acting on behalf of Clariti concerning the terms and conditions of this offering, Clariti's business and associated risks and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.

               4.3.7 CHH confirms that: (i) the Clariti Common Stock Issued to CHH is being acquired by CHH in good faith solely for CHH's own account and investment purposes only and is not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof and (ii) CHH has no contract or arrangement, or present plans to enter into any contract or arrangement, with any person to sell, transfer or pledge to any person the Clariti Common Stock Issued to CHH or any part thereof, any interest therein or any rights thereto.

               4.3.8 CHH understands that neither the SEC nor any other federal or state agency has passed upon or made any recommendation or endorsement of the Clariti Common Stock Issued to CHH. CHH further acknowledges that the Clariti Common Stock Issued to CHH has not been registered under the Securities Act or under any state securities laws. CHH therefore acknowledges that the Clariti Common Stock Issued to CHH cannot be sold unless such stock is subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available. CHH further understands that Clariti is relying upon the truth and accuracy of CHH's representations, warranties and acknowledgments made herein by offering the Clariti Common Stock Issued to CHH for sale to CHH and CHH without having first registered same under the Securities Act.

               4.3.9 CHH realizes that, in the absence of the availability of Rule 144, any disposition of the Clariti Common Stock Issued to CHH may require compliance with the registration provisions of the Securities Act and state securities laws or exemption provisions thereunder.

               4.3.10 CHH consents to stop transfer instructions being placed with the transfer agent for the Clariti Common Stock Issued to CHH and the placement of a legend on all certificates evidencing the purchase of the Clariti Common Stock Issued to CHH, which legend shall be in form substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SALE OR OTHER DISPOSITION OF THESE SHARES IS RESTRICTED AND IN ANY EVENT IS PROHIBITED UNLESS THE HOLDER OF THIS CERTIFICATE RECEIVES AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD., AND ITS COUNSEL, THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

               4.3.11 CHH is an "accredited investor" as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended.

               4.3.12 CHH acknowledges that CHH understands the meaning of the legal consequences of the representations, warranties, undertakings and acknowledgments contained in this Section 4.4 and hereby agrees to indemnify and hold harmless Clariti and its officers, directors, attorneys and representatives, against any and all loss, damage and/or liability, including costs and reasonable attorneys fees, due to or arising out of a breach of any representation, warranty undertaking or acknowledgment of CHH contained in this
Section 4.4 or arising out of the sale of the Clariti Common Stock Issued to CHH by CHH in violation of the Securities Act or any other applicable state or federal securities laws.

               4.3.13 CHH acknowledges that no general solicitation or general advertising regarding the offering (including communications published in any newspaper, magazine or similar broadcast) has been received by or communicated to CHH and no public solicitation or advertisement with respect to the offering of the Clariti Common Stock Issued to CHH has been made to the CHH.

               4.3.14 CHH represents that it is not affiliated with or associated with any member of the National Association of Securities Dealers, Inc. (the "NASD") and that Mediatel is not in control of, controlled by, or under common control with any person or entity that is affiliated or associated with any member of the NASD.

     5. COVENANTS OF CLARITI.
        --------------------
Clariti hereby covenants and agrees with CHH and Mediatel as follows:

          5.1 Conduct of Business Pending Closing.
              -----------------------------------
From the date hereof until the Closing Date, Clariti shall:

               5.1.1 Maintain its existence in good standing;

               5.1.2 Maintain the general character of its business and conduct its business in the ordinary and usual manner;

               5.1.3 Maintain business and accounting records consistent with its past practices;

               5.1.4 Maintain its properties in accordance with past practice;

               5.1.5 Use commercially reasonable efforts to preserve its business intact, to preserve the goodwill of its customers and others having business relations with Clariti or any of its subsidiaries and to keep available to Clariti the services of its present officers and employees; and

               5.1.6 Immediately notify CHH of any change or condition adversely impacting such covenants.

          5.2 Prohibited Actions Pending Closing.
              ----------------------------------
Unless: (i) otherwise provided for herein, (ii) approved in writing by CHH, or
(iii) required of Clariti in order for Clariti to comply with any: (a) contract, agreement or instrument to which Clariti is a party or by which Clariti is bound or (ii) law, rule, regulation, court order or judgment, from the date hereof until the Closing Date, Clariti shall not take any of the following actions:

               5.2.1 Amend or otherwise change its certificate of incorporation, bylaws or other governing documents;

               5.2.2 Operate the business of Clariti in any way other than in the ordinary course;

               5.2.3 Authorize or issue shares of any class or series of equity securities or securities convertible into or exercisable for any equity securities;

               5.2.4 Restructure, reclassify or otherwise modify or amend the terms of its common stock or any other class or series of equity securities or securities convertible into or exercisable for any equity securities of Clariti;

               5.2.5 Voluntarily liquidate, dissolve or wind-up Clariti, make any filing under any state or federal bankruptcy, insolvency or reorganization law or other law for relief from creditors or the protection of debtors, make any assignment for the benefit of creditors or consent to the appointment of a receiver for itself or any part of its property, or conduct any form of recapitalization or reorganization of Clariti (other than pursuant to the terms hereof); or

               5.2.6 Merge or consolidate with or into any other entity, or permit any other entity to consolidate or merge with or into Clariti, or participate (other than pursuant to the terms hereof) in a share exchange with or sell, license, lease, transfer, mortgage, pledge, encumber, contribute, or otherwise dispose of all or any substantial part of its assets (tangible or intangible), or all or any substantial part of it intellectual property, to any other person or entity, or enter into any transaction series of related transactions which results in a change in the person or persons exercising control of Clariti immediately prior to such transactions, other than (i) sales of assets in the ordinary course of business, or (ii) licenses granted in the ordinary course of business.

          5.3 Access.
              ------
From and after the date hereof until the Closing, Clariti shall cause its directors, officers, employees, consultants, independent certified public accountants, counsel, officers, agents and representatives (the "Clariti Representatives") to afford to three (3) representatives of CHH, subject to each of such representatives of CHH executing and delivering to Clariti Confidentiality Agreements in the form attached as Exhibit "C" to this
Agreement: (i) free and full access at all reasonable times during ordinary business hours to Clariti's properties, customer lists, contracts, books, records and other property, including all computerized information and data bases and any tax returns, financial statements, budgets, projections, operating reports and related information, whether completed or otherwise; and
(ii) the right to (a) consult with the Clariti Representatives at reasonable times during ordinary business hours, (b) to take a physical inventory of Clariti or to audit all or any part of Clariti's books and records, through an independent certified public accountants designated by Mediatel or CHH, or otherwise, (c) review and copy the work papers and other records of any independent certified public accountants of Clariti and such additional financial and operating data and other information as to the business and properties of Clariti as CHH shall from time to time reasonably require; provided, however, that any such investigations shall not affect or otherwise diminish or obviate in any way any of the representations and warranties of Clariti.

     6. REPRESENTATIONS AND WARRANTIES OF CLARITI.
        -----------------------------------------
Clariti represents and warrants to CHH and Mediatel that the statements contained in this Section 6 are true, correct and complete in all material respects as of the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing.

          6.1 Organization and Authorization.
              ------------------------------
Clariti is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Clariti is duly qualified and in good standing in every other jurisdiction in which it presently engages in business, in which such qualification is required, and where the failure to be so qualified would have a material adverse effect on the business of Clariti. Clariti has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith, except for such licenses and permits the failure to have would not have a material adverse effect on its business and operations. The execution and delivery by Clariti of this Agreement and the performance of its obligations hereunder have been authorized by all necessary corporate action. Clariti has and will have at the Closing the full right, power and capacity (a) to execute, deliver and perform this Agreement and (b) to perform all other transactions contemplated to be performed by it hereunder. This Agreement is a valid and binding obligation of Clariti.

          6.2 Capitalization.
              --------------
               6.2.1 The total authorized shares of Clariti's common stock consists of Three Hundred Million (300,000,000) shares of common stock ($.001 par value), of which 111,743,883 are issued and outstanding as of the date hereof (the "Clariti's Outstanding Shares"). In addition, Clariti has outstanding warrants and options for 5,980,000 shares, all of which have been reserved for issuance by Clariti. All of Clariti's Outstanding Shares were issued in compliance with all applicable federal, state and foreign securities laws and regulations, have been duly and validly authorized and issued and are fully paid and nonassessable, free of preemptive rights, and to Clariti's knowledge, with no liability attaching to the ownership thereof. None of the Clariti's Outstanding Shares have been issued in violation of any stockholder's preemptive rights.

               6.2.2 The Clariti Common Stock Issued to CHH shall be issued in compliance with all applicable federal, state and foreign securities laws and regulations, will be duly and validly authorized, fully paid and nonassessable, and issued free of preemptive rights with no liability attaching to the ownership thereof. None of the Clariti Common Stock Issued to CHH shall be issued in violation of any stockholder's preemptive rights. As of the Closing, CHH will own the Clariti Common Stock Issued to CHH free and clear of any Liens except as otherwise provided in Section 1.2.

               6.2.3 Except as disclosed in the SEC Reports (defined in Section 6.4) there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Clariti, at any time, or upon the happening of any stated event, any securities of or ownership interest in Clariti, whether or not presently issued or outstanding, nor are there any outstanding securities of Clariti or any other entity which are convertible into or exchangeable for shares or other securities of Clariti, nor are there any agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Clariti or any other entity any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting or transferability of any shares or securities of Clariti.

          6.3 Freedom to Contract.
              -------------------
The execution and delivery of this Agreement by Clariti does not and the performance by it of its obligation hereunder will not (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Clariti, or any amendments thereto or restatements thereof, (b) to the knowledge of Clariti, violate any of the terms, conditions or provisions of any law or order of any court or governmental authority or (c) to the knowledge of Clariti, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, instrument or obligation, oral or written, to which Clariti is a party (whether as an original party or as an assignee or successor) or by which any of them or any of their respective properties is bound.

          6.4 SEC Reports.
              -----------
               6.4.1 CHH acknowledges that, in connection with the GlobalFirst Agreement, Clariti has previously delivered to CHH Clariti's: (i) Amendment No. 2 to Annual Report on Form 10-KSB for the fiscal year ending July 31, 1997 and the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (the "Most Recent Forms 10-KSB"); (ii) Amendment No. 1 to Quarterly Report on Form 10-QSB for the quarter ended April 30, 1998 and Quarterly Reports on Form 10-QSB for the quarters ended January 31, 1998 and October 31, 1997 (collectively, the "Forms 10-QSB"): and (iii) Forms 8-K filed March 4, 1998, April 24, 1998 and August 7, 1998 (collectively, items (i), (ii) and (iii) shall hereinafter be referred to as the "SEC Reports"). As of their respective dates, the SEC Reports complied with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               6.4.2 Since the respective date as of which information is given in the SEC Reports: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Clariti or any of its subsidiaries whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by Clariti or any of its subsidiaries, other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by Clariti on any class or its capital stock.

          6.5 Clariti Financial Statements.
              ----------------------------
The unaudited consolidated balance sheet, the consolidated statements of operations and the consolidated statements of cash flow of Clariti and its subsidiaries, together with all notes and schedules thereto, in each case as included in the Forms 10-QSB, are hereinafter referred to collectively as the "Clariti Interim Financial Statements." The audited consolidated balance sheets, statements of operations, statements of stockholders' equity and statements of cash flow of Clariti and its subsidiaries, together with all notes and schedules thereto, in each case as included in the Most Recent Forms 10-KSB, are hereinafter referred to collectively as the "Clariti Audited Financial Statements." The Clariti Audited Financial Statements and the Clariti Interim Financial Statements are collectively referred to hereinafter as the "Clariti Financial Statements."

               6.5.1 The Clariti Interim Financial Statements and Clariti Financial Statements: (i) were prepared in accordance with GAAP, subject only in the case of the Clariti Interim Financial Statements to normal year end adjustments and without footnotes.; (ii) are correct and complete in all material respects; (iii) fairly presented the financial position of Clariti on the date of filing of said financial statements with the SEC; and (iv) fully disclose all material liabilities, obligations or contingencies required to be disclosed under GAAP, including, without limitation, whether any such liabilities, obligations or contingencies affect any properties of any of Clariti (except for this Agreement) limit or restrain Clariti from declaring, setting aside, authorizing or making payment of any dividend or any distribution, whether in cash or property. Except as set forth in the Form 8-K filed August 7, 1998, since June 30, 1998, there has been no: (a) material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Clariti, (b) material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by Clariti, other than current liabilities or obligations incurred in the ordinary course of business, (c) change in the accounting methods or practices followed by Clariti or (d) other event or condition of any character which has materially adversely affected Clariti's assets, business or prospects.

          6.6 Title to Properties.
              -------------------
To the knowledge of Clariti, Clariti has good and marketable title to all properties and assets (a) reflected on the Clariti Financial Statements or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Clariti Interim Financial Statements), subject only to: (a) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of Clariti with respect to inventory or work in progress under orders or contracts entered into by Clariti in the ordinary course of business, (c) liens reflected in the Clariti Financial Statements or notes thereto, or (d) liens for taxes not yet delinquent.

          6.7 Compliance with Laws.

To the knowledge of Clariti, Clariti and its subsidiaries have complied with, and none of them is in violation of any, law, ordinance or governmental rule or regulation to which they or their business or assets and properties (real, personal and intangibles) is subject, which in the event of any noncompliance, would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of Clariti and its subsidiaries taken as a whole. To the knowledge of Clariti, neither Clariti nor any of its subsidiaries has received any claim or notice of any violation of any building, zoning, fire, health or employment laws, ordinances, rules or regulations relating to the properties, assets, premises, business or employees of Clariti or any of its subsidiaries which has not been fully remedied, which violation would have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of Clariti and its subsidiaries take as a whole.

          6.8 Other Contracts and Documents.
              -----------------------------
CHH acknowledges that Clariti has delivered to CHH Disclosure Schedule 6.8 to the GlobalFirst Agreement, which lists each material written executory contracts in effect of the date hereof to which Clariti is a party (whether as an original party or an assignee or successor) which exceeds One Hundred Thousand Dollars ($100,000) in value and which : (a) was not made in the ordinary course of business; (b) as of the date of the GlobalFirst Agreement exceeded or at any time prior to the date hereof exceeded Five Hundred Thousand Dollars ($500,000) in value; or (c) either (i) restricts Clariti or any of its employees from engaging in business or from competing in any line of business with any other parties or (ii) provides for a line of credit or guarantee, pledge of undertaking of the indebtedness of any other person or entity. CHH further acknowledges that Clariti has delivered to CHH copies of all such contracts listed on Disclosure Schedule 6.8 to the GlobalFirst Agreement. There are no existing agreements, options, commitments or rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of Clariti, except for those contracts entered into by Clariti in the ordinary course of business.

          6.9 Absence of Default.

Except in such instances of non-compliance as would not have a material and adverse effect on the business and operations of Clariti and its subsidiaries taken as a whole, to the knowledge of Clariti, Clariti and its subsidiaries have complied in all material respects with and performed all of their respective material obligations required to have been performed prior to the date hereof under all material contracts, agreements and leases to which any of them is a party (whether as an original party or as an assignee or successor) as of the date hereof, and are not in default in any material respect under any contract, agreement, lease, undertaking, commitment or other obligation; and to the knowledge of Clariti and its subsidiaries, no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. Clariti has no knowledge that any party has failed to comply with or perform all of its material obligations required to have been performed prior to the date hereof under any material contract, agreement or lease to which Clariti or any of its subsidiaries is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default by such party thereunder.

          6.10 Distributions, Satisfactions, Obligations.
               -----------------------------------------
Since the date of the Clariti Interim Financial Statements, to the knowledge of Clariti, Clariti has not:

               (a) Issued any other shares of its capital stock, bonds or any other of its securities;

               (b) Incurred any obligations or liabilities for money borrowed, or any additional debt in an original principal amount greater than U.S. $100,000 other than trade debt, or assumed, guaranteed or otherwise become responsible for the obligations of any other party in a principal amount greater than U.S. $100,000, or agreed to so do;

               (c) Incurred any material obligations or liabilities, in an amount in excess of U.S. $100,000, other than in the ordinary course of business;

               (d) Mortgaged or pledged or subjected to lien, charge or other encumbrance, any of its assets, tangible or intangible, except for capital leases, equipment leases, or in the ordinary course of business;

               (e) Declared, set aside or made or paid any dividend or other distribution to any its stockholders, partners or members; or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or ownership interest, or authorized or effected any split-up or any recapitalization or made any changes in its authorized or issued capital stock;

               (f) Sold, transferred or disposed of any of its assets except assets used or consumed in the ordinary course of business and obsolete equipment and equipment which has been replaced in the ordinary course of business;

               (g) Suffered any material adverse change in its business, material damage to its assets, disruption of business or losses, whether covered by insurance or not, or waived any rights of substantial value; or

               (h) Operated its business in any way other than in the ordinary course.

          6.11 Litigation.
               ----------
CHH acknowledges that Clariti has delivered to CHH Disclosure Schedule 6.11 to the GlobalFirst Agreement. Except as disclosed on GlobalFirst Disclosure
Schedule 6.11, there are no material actions, suits, material labor disputes or arbitrations, legal or administrative proceedings pending against Clariti, and to the knowledge of Clariti, no actions, suits, material labor disputes or arbitrations, legal or administrative proceedings or investigations are contemplated or threatened against Clariti or any of its subsidiaries or any of their respective assets, properties or businesses. Except as set forth on Disclosure Schedule 6.11 to the GlobalFirst Agreement, neither Clariti, its subsidiaries, nor the assets, properties or business of any of them, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal which has, or will have, a material adverse effect on Clariti and its subsidiaries taken as a whole, on a consolidated basis.

          6.12 Tax Matters.
               -----------
To the knowledge of Clariti, except as may be disclosed in the SEC Reports or on Disclosure Schedule 6.11 to the GlobalFirst Agreement, Clariti and its subsidiaries have filed all required federal, state, county, local, foreign and other tax returns and reports, paid all taxes shown to have been due on such returns and reports, including interest and penalties with respect thereto, and withheld all amounts required to have been withheld from employees or workers for income taxes, social security and other payroll taxes. To the knowledge of Clariti, except as disclosed in the SEC Reports or on Disclosure Schedule 6.11 to the GlobalFirst Agreement, neither Clariti nor any of its subsidiaries is a party to any pending action by any governmental authority for assessment or collection of taxes, or party to any dispute or, to the knowledge of Clariti, threatened dispute in which an adverse determination would have a material adverse effect on the business, operations, properties, or financial condition of the Clariti.

     7. CONDITIONS PRECEDENT TO CLARITI'S OBLIGATIONS.
        ---------------------------------------------
All obligations of Clariti under this Agreement are subject to the fulfillment or satisfaction, at the Closing, of each of the following conditions precedent (any one or more of which may be waived in writing in whole or in part by Clariti):

          7.1 Delivery of Mediatel Shares and Other Consideration.
              ---------------------------------------------------
CHH shall have delivered to Clariti the Mediatel Shares and the Mediatel Wholly Owned Subsidiaries Shares.

          7.2 Representations and Warranties True as of Closing Date.
              ------------------------------------------------------
The representations and warranties of Mediatel and/or CHH contained in this Agreement shall be true, correct and complete on and as of the date hereof and shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes in the ordinary course of business which, individually or in the aggregate, do not constitute an adverse change to the Companies.

          7.3 Compliance with this Agreement.
              ------------------------------
CHH and Mediatel shall have performed and complied with in all material respects all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing including, without limitation, furnishing Clariti with all information reasonably requested by Clariti pursuant hereto.

          7.4 Notifications and Consents.
              --------------------------
CHH and Mediatel shall have timely given notice required to be given by them to any third party in connection with the consummation of the transactions contemplated hereby, including, without limitation, required notices to the holders of any indebtedness of the Companies, and any governmental bodies or regulatory agencies, where the failure to give such notice would have an adverse effect on the businesses of the Companies. CHH and Mediatel shall have received each consent or approval required to be given by any such third party in connection with the consummation of the transactions contemplated hereby, where, in the reasonable judgment of Clariti, the failure to receive such consent or approval would have an adverse effect on the businesses of the Companies.

          7.5 CHH's and Mediatel's Certificates.
              ---------------------------------
Clariti shall have been furnished with a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of CHH, Mediatel and each of the Mediatel Wholly Owned Subsidiaries, setting forth (i) the names, signatures and positions of the officers of each of CHH, Mediatel and/or the Mediatel Wholly Owned Subsidiaries who have executed this Agreement or any other document executed by any of CHH, Mediatel and/or the Mediatel Wholly Owned Subsidiaries and delivered to Clariti at the Closing as a document pursuant to or subject to this Agreement, and (ii) a copy of the resolutions adopted by the board of directors of each of CHH, Mediatel and the Mediatel Wholly Owned Subsidiaries authorizing the execution, delivery and performance of this Agreement.

          7.6 Satisfaction of Due Diligence.
              -----------------------------
Clariti, in its sole, absolute and non-reviewable discretion, shall be satisfied with its findings resulting from its due diligence inquiries including, without limitation, the financial position of Mediatel and the Mediatel Wholly Owned Subsidiaries, the business operations of Mediatel and the Mediatel Wholly Owned Subsidiaries and any and all matters of or relating to the ownership and operations of Mediatel and the Mediatel Wholly Owned Subsidiaries. This condition shall be deemed satisfied unless Clariti shall deliver written notice to CHH by no later than the Closing Date of its dissatisfaction of any such findings. In the event Clariti is not satisfied with its findings resulting from its due diligence inquiries, this Agreement shall be null and void and none of the parties shall have any claims of any kind against any of the other parties.

          7.7 Exclusive Telecommunications Agreements.
              ---------------------------------------
CHH, Mediatel Joint Ventures Limited, a corporation formed under the laws of the United Kingdom ("Mediatel Joint Ventures") and Clariti or Clariti's designee shall have entered into an Exclusive Telecommunications Agreement in the form attached as Exhibit "D" to this Agreement and incorporated herein.

     8. CONDITIONS PRECEDENT TO MEDIATEL AND CHH OBLIGATIONS.
        ----------------------------------------------------
All obligations of Mediatel and CHH under this Agreement are subject to the fulfillment or satisfaction prior to or at the Closing, of each of the following conditions precedent (any one or more of which may be waived in writing in whole or in part by Mediatel and CHH):

          8.1 Delivery of Clariti Shares and Other Consideration.
              --------------------------------------------------
Clariti shall have delivered to CHH: (i) the original, cancelled $21,000,000 Note; (ii) the Clariti Common Stock Issued to CHH and (iii) the Convertible Debenture.

          8.2 Representations and Warranties True as of Closing Date.
              ------------------------------------------------------
The representations and warranties of Clariti contained in this Agreement shall be true, correct and complete at and as of the date hereof and shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except for changes in the ordinary course of business which, individually or in the aggregate, do not constitute an adverse change to Clariti.

          8.3 Compliance with this Agreement.
              ------------------------------
Clariti shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing including, without limitation, furnishing CHH and Mediatel with all information reasonably requested by CHH and Mediatel pursuant hereto.

          8.4 Notifications and Consents.
              --------------------------
Clariti shall have timely given all notices required to be given by it to any third party in connection with the consummation of the transactions contemplated hereby, including, without limitation, required notices to the holders of any indebtedness of Clariti and any governmental bodies or regulatory agencies, where the failure to give such notice would have an adverse effect on the businesses of Clariti and its subsidiaries. Clariti shall have received each consent or approval required to be given by any such third party in connection with the consummation of the transactions contemplated hereby, where, in the reasonable judgment of CHH and Mediatel, the failure to receive such consent or approval would have an adverse effect on the business of Clariti.

          8.5 Clariti's Certificate.
              ---------------------
CHH and Mediatel shall have been furnished with a certificate dated the Closing Date and signed by an officer of Clariti, setting forth (i) the names, signatures and positions of the officers of Clariti who have executed this Agreement or any other document executed by Clariti and delivered to CHH and Mediatel at the Closing as a document pursuant to or subject to this Agreement, and (ii) a copy of the resolutions adopted by the board of directors of Clariti authorizing the execution, delivery and performance of this Agreement.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
        ------------------------------------------
All representations, warranties, covenants and agreements made by each party in this Agreement, in any Schedule hereto or in any list, certificate, documents or written statement furnished or delivered by any such party pursuant hereto shall survive the Closing hereunder and continue in full force and effect (i) with respect to the representations and warranties contained in Section 3.16 (Tax Matters) and 6.12 (Tax Matters), for a period of five (5) years following the Closing Date, and (ii) with respect to all other representations, warranties and covenants, for a period of one (1) year following the Closing Date, notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing.

     10. MISCELLANEOUS.
         -------------
          10.1 Brokers' And Finders' Fees.
               --------------------------
The parties hereby represent and warrant to each other that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person or entity who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The parties hereby agree to indemnify and hold each other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of such party or any of its affiliates' dealings, arrangements or agreements with or any such other person or entity.

          10.2 Press Releases.
               --------------
Except as required by law or under the rules and regulations of the SEC, no party shall issue any press release nor otherwise make public any information with respect to this Agreement nor the transactions contemplated thereby, prior to the Closing Date, without the consent of the other.

          10.3 Assignment and Binding Effect.
               -----------------------------
This Agreement may not be assigned by any party hereto without the prior written consent of all the other parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

          10.4 Notices.
               -------
Except as otherwise specifically provided herein, all notices, requests, demands, and other communications hereunder must be in writing and shall be given by prepaid certified or registered mail, return receipt requested, or by a nationally recognized overnight delivery service, addressed to the principal offices of each part or to such other address as shall have been designated in writing by any party. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) when received or (ii) two
(2) business days after being deposited in the mails, certified or registered mail, postage prepaid or the next business day if sent by such nationally recognized overnight delivery service, and addressed as aforesaid, except that notice of change of address shall be effective only from the date of its receipt. For purposes hereof, the following are the principal offices:

      If to Mediatel or CHH:

      c/o Corporate & Legal Administration Services, Ltd.
      Riverbank House, One Putney Bridge Approach
      London, SW63JD
      Attention:  Angela Bravo

      With a copy to:

      Joblings Solicitors
      45 Regent Street
      Rugby
      Warwickshire, England
      TCV212PE
      Attn.: Bruce Jobling, Solicitor

      If to Clariti:

      1341 N. Delaware Avenue, Suite 408
      Philadelphia, PA  19125
      Attn.: Peter S. Pelullo, Chief Executive Officer

      With a copy to:

      Eizen Fineburg & McCarthy, LLP
      Two Commerce Square Suite 3410
      2001 Market Street
      Philadelphia, PA  19103
      Attn.: Gary J. McCarthy, Esquire

     10.5 Entire Agreement; Amendments; Waivers; Expenses.
          -----------------------------------------------
This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Changes in or additions to this Agreement may be made only by written instrument executed by the parties. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. The parties shall bear their own expenses in connection with this Agreement.

     10.6 Severability.
          ------------
In case any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.7 Knowledge.
          ---------
The term "knowledge" means actual knowledge after reasonable investigation.

     10.8 General.
          -------
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Pennsylvania. Any and all legal proceedings concerning the infringement, breach, or contemplated breach of this Agreement be filed in the Commonwealth of Pennsylvania, Philadelphia County, only and the parties hereto consent to such jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Share Exchange Agreement to be duly executed and delivered as of the day and year first above written.

                             CLARITI:

                             Clariti Telecommunications International, Ltd.,
                               a Delaware corporation

                             s/Peter S. Pelullo
                             ------------------
                             Peter S. Pelullo
                             Chief Executive Officer

                             CHH:

                             Chadwell Hall Holdings, Limited,
                               a British Virgin Islands corporation

                             s/ Michael Harris
                             -----------------
                             Michael Harris, Director
                             [a duly authorized representative]

                             MEDIATEL:

                             Mediatel Global Communications Limited,
                               a United Kingdom corporation

                             s/Stephen C. Burges
                             -------------------
                             Stephen C. Burges,  Director
                             [a duly authorized representative]

                                 EXHIBIT "A"
                                      to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")


LIST OF DISCLOSURE SCHEDULES

Reference               Title
--------------          ----------------------------------
Schedule 1.1.2          Mediatel Wholly Owned Subsidiaries

Schedule 1.1.3          Mediatel Disposition Subsidiary

Schedule 2.2            Permitted Actions

Schedule 3.1            Licenses and Permits

Schedule 3.3            Options

Schedule 3.6 Mediatel Wholly Owned Subsidiaries general description of operations, assets and liabilities and annual revenue and profit (loss) figures.

Schedule 3.7            Directors and Officers

Schedule 3.8.1          Material Changes

Schedule 3.9            Absence of Undisclosed Liabilities

Schedule 3.11           Other Contracts, Documents
                        Acquisitions, Mergers, Consolidations, etc.

Schedule 3.12           Absence of Default

Schedule 3.13           Distributions, Satisfactions, Obligations

Schedule 3.14           Litigation - CHH and Mediatel

Schedule 3.16           Tax Matters-CHH and Mediatel

Schedule 6.8            Other Contracts and Documents

Schedule 6.11           Litigation-Clariti

Schedule 6.12           Tax Matters-Clariti

                                 EXHIBIT "B"
                                      to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")


                            CONVERTIBLE DEBENTURE

Five Million U.S. Dollars                  Philadelphia, Pennsylvania (U.S.)
(USD$5,000,000)                            March __, 1999


FOR VALUE RECEIVED, Clariti Telecommunications International, Ltd., a Delaware (U.S.) corporation ("Maker"), promises to pay to the order of Chadwell Hall Holdings Limited, a corporation formed under the laws of the British Virgin Islands ("Payee"), ninety (90) days from the date hereof ("Due Date"), the principal sum of Five Million U.S. Dollars (USD $5,000,000), together with interest thereon, at a rate equal to four and sixty two one hundredths percent (4.62%) per annum, which interest shall be calculated on the basis of the actual number of days elapsed during any period during which the unpaid principal balance of this Convertible Debenture (this "Debenture") shall be outstanding, upon the terms and conditions set forth in Time is of the essence of this Debenture.

     1. Place of Payment; Prepayment.
        ----------------------------
The principal balance hereof and interest due thereon (the "Balance") shall be payable by check or wire transfer on the Due Date and at such place as Payee may from time to time designate in writing. At any time and from time to time hereafter, Maker may prepay all or any part of the Balance without penalty or premium, provided that any such prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest thereon to the date of such prepayment, in currency or Shares (as defined in Paragraph 2 hereof).

     2. Conversion of Debenture at Election of Maker.
        --------------------------------------------
          2.1 Conversion.
              ----------
At any time after the date hereof and prior to the payment in full of this Debenture, notwithstanding any fluctuation in the market value of Shares as reported on the OTC-Bulletin Board or any other successor exchange on which the Shares may be listed, Maker shall have the absolute right to convert any portion or all of the Balance into fully paid and non-assessable shares of Maker's common stock $.001 par value (each, a "Share" and collectively, "Shares"), at the conversion price determined as follows. The conversion price at which Shares shall be delivered upon conversion shall be Two Dollars and Twenty-Five Cents (USD$2.25) of the Balance per one (1) Share. Maker shall pay in U.S. currency any portion of the unpaid Balance that would otherwise result in the issuance of a fractional Share.

          2.2 Exercise of Conversion.
              ----------------------
In order to exercise the conversion privilege, Maker shall provide written notice to Payee stating Maker's intention to convert all or a stated portion of the Balance into the Shares. As soon as practicable after the receipt of such notice, Payee shall deliver the original Debenture to Maker. Maker shall then deliver or cause to be delivered to Payee a certificate or certificates for the number of fully paid and non-assessable Shares issuable upon conversion of all or the specified portion of the Balance. In the event that less than the full amount of this Debenture is converted, concurrently with the delivery of the Shares, Maker shall execute and deliver to Payee a new Debenture in principal amount equal to the unconverted portion of this Debenture.

          2.3 Share Restrictions.
              ------------------
Payee represents and warrants to Maker as follows:

               2.3.1 The Shares received or to be received from Maker pursuant to this Agreement (a) are being acquired for Payee's own account and not with the present view towards the distribution thereof without compliance with securities laws and (b) is subject to certain restrictions on transferability as provided under the Securities Act of 1933, as amended ("Securities Act"). Payee agrees that it will not dispose of the Shares except (1) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of Maker's securities counsel, is exempt from registration under the Securities Act, or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

               2.3.2 The Shares is being offered and sold under exemptions from the registration provisions of the Securities Act including, but not limited to Sections 3(b), 4(2) and 4(6) of the Securities Act and Regulation D promulgated thereunder; that Payee is purchasing the Shares without being furnished any offering literature, a prospectus or offering memorandum; that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of securities laws of any state; that all information, documents, records and books pertaining to this investment and Maker have been made available upon request to Payee and its respective representatives, including Payee's attorney, accountant and/or purchaser representatives.

               2.3.3 Payee understands that investments in the Shares are accompanied by a degree of risk and there are substantial restrictions on the transferability of the Shares.

               2.3.4 Payee is able to (a) bear the economic risk of this investment, (b) hold the Shares indefinitely and (c) presently afford a complete loss of this investment.

               2.3.5 Payee has adequate means of providing for current business needs and business contingencies and has no need for liquidity in this investment.

               2.3.6 Payee has such knowledge and expertise in financial and business matters and is capable of evaluating the merits and risk of investment in the Shares and of making an informed investment decision. Payee confirms that in making the decision to purchase the Shares, it has relied solely upon payee's independent investigations by Payee and/or its respective representatives, including its respective own professional tax, legal and other advisors and that Payee and such representatives and advisors have been given the opportunity to ask questions of and to receive answers from, persons acting on behalf of Maker concerning the terms and conditions of this offering, Maker's business and associated risks and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.

               2.3.7 Payee confirms that: (i) the Shares are being acquired by Payee in good faith solely for Payee's own account and investment purposes only and is not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof and (ii) Payee has no contract or arrangement with any person to sell, transfer or pledge to any person the Shares or any part thereof, any interest therein or any rights thereto or any present plans to enter into any such contract or arrangement.

               2.3.8 Payee understands that neither the SEC nor any other federal or state agency has passed upon or made any recommendation or endorsement of the Shares. Payee further acknowledges that the Shares has not been registered under the Securities Act or under any state securities laws. Payee therefore acknowledges that the Shares cannot be sold unless such stock is subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available. Payee further understands that Maker is relying upon the truth and accuracy of Payee's representations, warranties and acknowledgments made herein by offering the Shares for sale to Payee and Payee without having first registered same under the Securities Act.

               2.3.9 Payee realizes that, in the absence of the availability of Rule 144, any disposition of the Shares may require compliance with the registration provisions of the Securities Act and state securities laws or exemption provisions thereunder.

               2.3.10 Payee consents to stop transfer instructions being placed with the transfer agent for the Shares and the placement of a legend on all certificates evidencing the acquisition of the Shares, which legend shall be in form substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933,AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SALE OR OTHER DISPOSITION OF THESE SHARES IS RESTRICTED AND IN ANY EVENT IS PROHIBITED UNLESS THE HOLDER OF THIS CERTIFICATE RECEIVES AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO MAKER TELECOMMUNICATIONS INTERNATIONAL, LTD.,AND ITS COUNSEL, THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

               2.3.11 Payee is an "accredited investor" as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act.

               2.3.12 Payee acknowledges that Payee understands the meaning of the legal consequences of the representations, warranties, undertakings and acknowledgments contained in this Section 2.2 and hereby agrees to indemnify and hold harmless Maker and its officers, directors, attorneys and representatives, against any and all loss, damage and/or liability, including costs and reasonable attorneys fees, due to or arising out of a breach of any representation, warranty undertaking or acknowledgment of Payee contained in this Section 2.2 or arising out of the sale of the Shares by Payee in violation of the Securities Act or any other applicable state or federal securities laws.

               2.3.13 Payee acknowledges that no general solicitation or general advertising regarding the Shares (including communications published in any newspaper, magazine or similar broadcast) has been received by or communicated to Payee and no public solicitation or advertisement with respect to the offering of the Shares has been made to Payee.

                2.3.14 Payee represents that it is not affiliated with or associated with any member of the National Association of Securities Dealers, Inc.

     3. Event of Default.
        ----------------
The failure of Maker to pay any sum due and payable hereunder on the date which is ten (10) days after the date on which Payee shall have given notice thereof to Maker shall constitute the Event of Default hereunder (the "Event of Default"); provided, however, that if Maker shall at any time be precluded, under the law of the jurisdiction of its incorporation, from paying any sum then due and payable hereunder because its surplus is insufficient for such purpose, Maker shall pay on account of such payment all available surplus and any remaining portion of such payment shall be paid in full by Maker upon the earlier to occur of: (i) the date that Maker may lawfully make such payment or
(ii) the date ninety (90) days from the date such payment was first due and payable.

     4. Post-Judgment Interest; Usury.
        -----------------------------
Any judgment obtained for sums due under this Debenture shall accrue interest until paid. Notwithstanding any provision contained herein, Maker's liability for the payment of interest under this Debenture shall not exceed the limits now imposed by the applicable usury law. If any provision of this Debenture requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law. Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding principal balance hereof (in which event any applicable prepayment prohibition or premium shall be waived with respect to the amount so prepaid) or, if this Debenture shall have theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

     5. Remedies; Noncumulative.
        -----------------------
Upon the occurrence of the Event of Default, Payee, at its option and without further notice to Maker, may enforce and seek to recover any all sums due and payable hereunder by any remedy available to Payee hereunder, at law or in equity. All remedies shall be cumulative and concurrent and may be pursued singly, successively or concurrently at Payee's discretion and may be exercised as often as occasion therefor shall occur. The failure to exercise any right or remedy shall in no event be construed as a waiver or release of the same.

     6. Waiver of Defenses.
        ------------------
Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Debenture, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Debenture.

     7. Representations and Warranties.
        ------------------------------
Maker represents and warrants to Payee that: (a) Maker's execution and delivery of this Debenture and the enforceability against Maker of the transactions hereby contemplated have been duly authorized by all requisite corporate action; (b) this Debenture has been duly and validly executed and delivered by Maker and constitutes a legal, valid and binding obligation of Maker; (c) the execution and delivery of this Debenture by Maker does not, and the performance by it of the transactions hereby contemplated will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, debenture, security agreement, lien, mortgage or other agreement, instrument or obligation, oral or written, to which Maker is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound; (d) no approval or consent by any third party is required in connection with Maker's execution and delivery of this Debenture and the transactions hereby contemplated.

     8. Binding Effect.
        --------------
This Debenture and all rights, obligations and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     9. Notices.
        -------
All notices, requests, demands, and other communications hereunder must be in writing and shall be given by a nationally recognized overnight delivery service, addressed to the principal offices of each part or to such other address as shall have been designated in writing by any party. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) when received or (ii) the next business day if sent by such nationally recognized overnight delivery service, and addressed as aforesaid, except that notice of change of address shall be effective only from the date of its receipt. For purposes hereof, the following are the principal offices:

     If to Mediatel or Payee:

     c/o Corporate & Legal Administration Services, Ltd.
     Riverbank House
     One Putney Bridge Approach
     London, SW63JD
     Attention: Angela Bravo

     With a copy to:

     Joblings Solicitors
     45 Regent Street
     Rugby
     Warwickshire, England
     TCV212PE
     Attn.: Bruce Jobling, Solicitor

     If to Maker:

     1341 N. Delaware Avenue, Suite 408
     Philadelphia, PA  19125
     Attn.: Peter S. Pelullo, Chief Executive Officer

     With a copy to:

     Eizen Fineburg & McCarthy, LLP
     Two Commerce Square Suite 3410
     2001 Market Street
     Philadelphia, PA  19103
     Attn.: Gary J. McCarthy, Esquire

     10. Captions; Headings; Number; Gender.
         ----------------------------------
The captions and headings in this Debenture are inserted for convenience only, and in no way describe or limit the scope or intent of this Debenture or any of its provisions. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders

     11. Severability; Modification.
         --------------------------
The provisions of this Debenture are deemed severable. The invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. No modification of this Debenture shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     12. Assignment.
         ----------
Payee shall not assign, transfer, encumber, pledge or otherwise convey any portion or all of this Debenture (including any rights or obligations hereunder), without the prior written approval of Maker.

     13. Governing Law.
         -------------
Notwithstanding the jurisdiction in which this Debenture shall be executed, this Debenture shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the parties submit to the jurisdiction of the courts of such jurisdiction.

IN WITNESS WHEREOF, intending to be legally bound hereby, Maker has caused this Debenture to be duly executed the day and year first above mentioned.

                               MAKER:

                               Clariti Telecommunications International, Ltd.,
                                 a Delaware corporation

                               s/Peter S. Pelullo
                               ------------------
                               Peter S. Pelullo
                               Chief Executive Officer


                               PAYEE:

                               Chadwell Hall Holdings, Limited,
                                 a British Virgin Islands corporation

                               s/Michael Harris
                               ----------------
                               Michael Harris, Director
                               [a duly authorized representative]

                                 EXHIBIT "C"
                                      to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")


                            CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made as of the 3rd day of February, 1999, by and among Clariti Telecommunications International, Ltd., a Delaware (U.S.) corporation formerly known as Sigma Alpha Group, Ltd. ("Clariti"); Chadwell Hall Holdings, Limited, a corporation formed under the laws of the British Virgin Islands ("CHH"); and Mediatel Global Communications Limited, a corporation formed under the laws of the United Kingdom ("Mediatel").

                            B A C K G R O U N D

     A. Clariti and CHH are among the parties to that certain Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which Clariti may acquire from CHH one hundred percent (100%) of the issued and outstanding stock of Mediatel (the "Mediatel Shares").

     B. Clariti wishes to conduct due diligence inquiries of the Companies (as defined in the Share Exchange Agreement), including, without limitation, with respect to the financial position and business operations of the Companies and any and all matters of or relating to the ownership and operations of the Companies.

     C. CHH wishes to conduct due diligence inquiries of Clariti and certain of its subsidiaries, to wit: Telnet Products & Services Limited, a corporation formed under the laws of the United Kingdom ("Telnet") and Oystohl Limited, a corporation formed under the laws of the United Kingdom ("Oystohl") [hereinafter Telnet and Oystohl are collectively referred to as the "Clariti Subsidiaries"], including, without limitation, with respect to the financial position and business operations of Clariti and the Clariti Subsidiaries and any and all matters of or relating to the ownership and operations of Clariti and the Clariti Subsidiaries.

NOW THEREFORE, in consideration of the premises and the respective agreements and covenants contained herein, intending to be legally bound, the parties hereby agree as follows:

     1. Due Diligence.
        -------------
          1.1 Due Diligence by Clariti.
              ------------------------
From and after the date hereof until the Closing (as defined in the Share Exchange Agreement), CHH and Mediatel shall cause the respective shareholders, directors, officers, employees, consultants, independent certified public accountants, counsel and other agents and representatives of each of the Companies (the "Mediatel Representatives") to afford to three (3) representatives of Clariti: (i) free and full access at all reasonable times during ordinary business hours to all of the properties, customer lists, contracts, books, records and other property, including all computerized information and data bases and any tax returns, financial statements, budgets, projections, operating reports and related information, whether completed or otherwise, of each of the Companies and (ii) the right to: (a) consult with the Mediatel Representatives at all reasonable times during ordinary business hours, (b) take a physical inventory of any of the Companies or to audit all or any part of any of the Companies' books and records, through an independent certified public accountant of Clariti or otherwise, and (c) review and copy the work papers and other records of any independent certified public accountants of any of the Companies and such additional financial and operating data and other information as to the business and properties of any of the Companies as Clariti shall from time to time reasonably require for the purpose of evaluating the Companies and the transactions contemplated in the Share Exchange Agreement.

          1.2 Due Diligence by CHH.
              --------------------
From and after the date hereof until the Closing, Clariti shall cause its directors, officers, employees, consultants, independent certified public accountants, counsel, officers, agents and representatives (the "Clariti Representatives") to afford to three (3) representatives of CHH: (i) free and full access at all reasonable times during ordinary business hours to the customer lists, contracts, books, records and other property, including all computerized information and data bases and any tax returns, financial statements, budgets, projections, operating reports and related information, whether completed or otherwise of Clariti and the Clariti Subsidiaries; and
(ii) the right to (a) consult with the Clariti Representatives at reasonable times during ordinary business hours, (b) to audit all or any part of the books and records, through independent certified public accountants designated by CHH, or otherwise of Clariti and the Clariti Subsidiaries, (c) review and copy the work papers and other records of any independent certified public accountants of Clariti and the Clariti Subsidiaries and such additional financial and operating data and other information as to the business and properties of Clariti and the Clariti Subsidiaries as CHH shall from time to time reasonably require for the purpose of evaluating Clariti and the Clariti Subsidiaries and the transactions contemplated in the Share Exchange Agreement.

     2. Definitions.
        -----------
Hereinafter, each party shall be "Disclosing Party" with respect to its information and "Receiving Party" with respect to the information received from the other party.

          "Confidential Information" shall mean any information disclosed to Receiving Party by Disclosing Party orally, in writing or in model or other tangible form that is generally not known to the public, whether of a technical, business or other nature, and which is clearly identified at the time of disclosure as confidential or proprietary (or other similar designation). Confidential Information shall include all: tangible material, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable, financial statements and projections (except those already voluntarily disclosed to the public domain by Disclosing Party ), methods of operation, specifications, drawings, samples, designs, construction and process information, formulae, trade secrets, know-how, models, reports, forecasts, current or historical data, computer programs or files and all other technical financial or business data, regarding the business affairs, products (whether patented or unpatented), and services of a party, both written and unwritten, which are clearly identified at the time of disclosure as confidential or proprietary (or other similar designation). Confidential Information shall include all oral discussions, and their content, regarding information which has been previously identified as "Confidential Information." Confidential Information shall include all specific information transmitted orally and clearly identified at the time of disclosure as confidential or proprietary (or other similar designation).

     3. Exclusions.
        ----------
Notwithstanding any other provision of this Agreement, the parties acknowledge that Confidential Information shall not include any information which is: (a) publicly known or becomes publicly known through no act or omission by Receiving Party; (b) already known to Receiving Party at the time of disclosure as evidenced by written documents; (c) rightfully received by Receiving Party from a third party without breach of this Agreement; (d) approved for release by express written authorization of Disclosing Party; (f) independently developed by Receiving Party without use of Confidential Information.

     4. Exception.
        ---------
Receiving Party may disclose Confidential Information in accordance with judicial and other governmental order, provided Receiving Party first gives Disclosing Party reasonable notice prior to any such disclosure in order to permit Disclosing Party an opportunity to protect the confidentiality of such Confidential Information.

     5. Security; Notice of Restrictions; Persons Bound.
        -----------------------------------------------
Disclosing Party shall take reasonable care and reasonable security precautions (in no event less than the security precautions it takes to protect its own Confidential Information) to keep confidential any and all Confidential Information received from Disclosing Party. In furtherance of the foregoing, and not in limitation thereof, Receiving Party may disclose Confidential Information only to those Mediatel Representatives or Clariti Representatives, as the case may be, who have a need to know such Confidential Information. Receiving Party shall inform its Mediatel Representatives and Clariti Representatives, as the case may be, who handle such information that it is Confidential Information hereunder and shall not to be disclosed to others. Receiving Party shall advise each person to whom Receiving Party discloses any Confidential Information of the requirement for confidentiality under this Agreement and cause each such person to be bound by this Agreement.

     6. Prohibitions.
        ------------
          6.1 Receiving Party shall not reverse engineer, decompile or disassemble any software or hardware products disclosed to Receiving Party. Receiving Party further agrees to use Disclosing Party's Confidential Information only for the purpose contemplated by the Share Exchange Agreement.

          6.2 Prior to the earlier to occur of the Closing or the date occurring five (5) years after the termination of the Share Exchange Agreement,

Receiving Party, directly or indirectly, shall not: (i) solicit or service in any way, on behalf of such party or on behalf of or in conjunction with others, any client or customer, or prospective client or customer, which has been solicited or serviced by Disclosing Party; or (ii) solicit for employment, employ or engage as an independent contractor, any person who is employed by Disclosing Party, or induce any such person to leave the employ of Disclosing Party.

     7. Notice of Violation.
        -------------------
Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach of this Agreement by Receiving Party, and shall cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession or control of such Confidential Information to prevent its further unauthorized use.

     8. Return of Confidential Information.
        ----------------------------------
Receiving Party shall return all originals, copies, reproductions, and summaries of Confidential Information at Disclosing Party's request, or at Disclosing Party's option, certify destruction of the same.

     9. Access for Compliance.
        ---------------------
Disclosing Party may visit Receiving Party's premises, with reasonable prior notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.

     10. Property Right.
         --------------
Receiving Party agrees that Disclosing Party's Confidential Information is and shall at all times remain the exclusive property of Disclosing Party, constitute valuable trade secrets of Disclosing Party, and that the unauthorized disclosure or use of such Confidential Information by Receiving Party shall cause irreparable harm to Disclosing Party. In the event of any actual or threatened violation of the restrictions set forth herein by Receiving Party, Disclosing Party shall be entitled, in addition to any other remedy, to preliminary and permanent injunctive relief.

     11. Miscellaneous.
         -------------
          11.1 Attorney's Fees.
              ---------------
If at any time any party hereto retains one or more attorneys to enforce any covenant or agreement of any other party hereto, or to defend itself against any claim by any other party, whether or not suit is filed, and such party is substantially successful in recovering its claim, then such party's reasonable attorney's fees, expenses and litigation costs, if any, shall be due and payable by the other party, this covenant to survive the termination of this Agreement.

          11.2 Assignment and Binding Effect.
               -----------------------------
This Agreement may not be assigned by any party hereto without the prior written consent of all the other parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

          11.3 Notices.
               -------
The terms of Section 10.4 (titled "Notices") of the Share Exchange Agreement are hereby incorporated by reference herein.

          11.4 Entire Agreement; Amendments; Waivers; Expenses.
               -----------------------------------------------
This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Headings appearing herein are merely for convenience and shall not in any way alter the construction or meaning of any provision hereof. Changes in or additions to this Agreement may be made only by written instrument executed by the parties. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof. The failure of any party to insist, in any one or more instances, upon performance of any term, condition or restriction of this Agreement shall not be construed as a waiver or relinquishment of any rights or remedies granted hereunder for the future performance of any such term, condition or restriction. The parties shall bear their own expenses in connection with this Agreement.

          11.5 Severability.
               ------------
In case any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          11.6 Benefit.
              -------
Neither party may assign any of its rights or obligations hereunder without the express written consent of the other party. Except as prohibited hereunder, this Agreement shall inure to and shall be binding upon the parties hereto and their respective successors and assigns.

          11.7 General.
               -------
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Pennsylvania. Any and all legal proceedings concerning the infringement, breach, or contemplated breach of this Agreement shall be filed in the Commonwealth of Pennsylvania, Philadelphia County, only and the parties hereto consent to such jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Share Exchange Agreement to be duly executed and delivered as of the day and year first above written.


                                CLARITI:

                                Clariti Telecommunications International, Ltd.,
                                  a Delaware corporation

                                s/Peter S.Pelullo
                                -----------------
                                Peter S. Pelullo
                                Chief Executive Officer


                                CHH:

                                Chadwell Hall Holdings, Limited,
                                  a British Virgin Islands corporation

                                s/Michael Harris
                                ----------------
                                Michael Harris, Director
                                [a duly authorized representative]


                                MEDIATEL:

                                Mediatel Global Communications Limited,
                                  a United Kingdom corporation

                                s/Stephen C. Burges
                                -------------------
                                Stephen C. Burges,  Director
                                [a duly authorized representative]

                                 EXHIBIT "D"
                                      to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")


EXCLUSIVE TELECOMMUNICATIONS AGREEMENT
--------------------------------------

[EXCLUDED FROM EXHIBIT FOR REASONS OF CONFIDENTIALITY]

                             SCHEDULE 1.1.2
                                    to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")



MEDIATEL WHOLLY OWNED SUBSIDIARIES
----------------------------------

A. Unicom UK Limited
B. Xero One Limited
C. Belltec International Telecoms Limited
D. Fastlink Residential Services Limited
E. Fastlink Telecommunications (UK) Limited
F. Fastlink Global Communications Limited

                             SCHEDULE 1.1.3
                                    to
                          Share Exchange Agreement
                              made by and among
          Clariti Telecommunications International, Ltd. ("Clariti");
                Chadwell Hall Holdings, Limited, ("CHH"); and
              Mediatel Global Communications Limited ("Mediatel")


MEDIATEL DISPOSITION SUBSIDIARY
-------------------------------

A. Mediatel Joint Ventures Limited





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